                                                                    EXHIBIT 99.2



                         AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         AMENDMENT NO. 1, dated as of October 28, 1997 (this "Amendment"), to the Rights Agreement, dated as of September 25, 1989 (the "Rights Agreement"), between ONBANCorp, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent").

                                      WITNESSETH

         WHEREAS, the Company and the Rights Agent have previously entered into the Rights Agreement; and

         WHEREAS, no Distribution Date (as defined in Section 3(a) of the Rights Agreement) has occurred as of the date of this Amendment; and

         WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement in accordance with the terms of Section 27; and

         WHEREAS, the Company, First Empire State Corporation, a New York corporation ("First Empire"), and Olympia Financial Corp., a Delaware corporation and a wholly owned subsidiary of First Empire ("Olympia"), have entered into an Agreement and Plan of Reorganization, dated as of October 28, 1997 (the "Reorganization Agreement"), and an Agreement and Plan of Merger, dated as of October 28, 1997 (together with the Reorganization Agreement, the "Merger Agreements"), pursuant to which Olympia will merge with and into the Company with the Company as the surviving corporation in the merger; and

         WHEREAS, in connection with the Merger Agreements, the Company and First Empire have entered into a Stock Option Agreement, dated as of October 28, 1997, pursuant to which the Company has granted to First Empire an option to purchase certain shares of the Company's Common Stock under certain circumstances and upon certain terms and conditions; and

         WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement to exempt the Merger Agreements, the Option Agreement and the transactions contemplated thereby (including, without limitation, the option granted pursuant to the Option Agreement) from the application of the Rights Agreement; and

         WHEREAS, the Board of Directors of the Company has approved and adopted this Amendment and directed that the proper officers take all appropriate steps to execute and put into effect this Amendment.

         NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

         1. Section 1(a) of the Rights Agreement is hereby amended by inserting the following proviso at the end thereof;

         "; PROVIDED, HOWEVER, that, until the termination of the Merger Agreements and the Stock Option Agreement (each as defined below) in accordance with their respective terms, neither First Empire State Corporation, a New York corporation ("First Empire"), nor any Affiliate or Associate of First Empire (collectively with First Empire, the "First Empire Parties") shall be deemed to be an Acquiring Person by virtue of the fact that First Empire is the Beneficial Owner solely of shares of Common Stock (i) of which any First Empire Party is or becomes the Beneficial Owner by reason of the approval, execution or delivery of the Agreement and Plan of Reorganization, dated as of October 28, 1997, by and among the Company, First Empire and Olympia Financial Corp., a Delaware corporation and a wholly owned subsidiary of First Empire ("Olympia"), as may be amended from time to time (the "Reorganization Agreement"), the Agreement and Plan of Merger, dated as of October 28,

         1997, by and among the Company, First Empire and Olympia, as may be amended from time to time (the "Plan of Merger" and, together with the Reorganization Agreement, the "Merger Agreements"), or the Stock Option Agreement, dated as of October 28, 1997, between the Company, as issuer, and First Empire, as grantee, as may be amended from time to time (the "Stock Option Agreement"), or by reason of the consummation of any transaction contemplated in the Merger Agreements or the Stock Option Agreement, (ii) of which any First Empire Party is the Beneficial Owner on the date hereof, (iii) of which any First Empire Party becomes the Beneficial Owner after the date hereof, PROVIDED, HOWEVER, that the aggregate number of shares of Common Stock which may be Beneficially Owned by the First Empire Parties pursuant to this clause
         (iii) shall not exceed 1% of the shares of Common Stock outstanding, (iv) acquired in satisfaction of debts contracted prior to the date hereof by any First Empire Party in good faith in the ordinary course of such First Empire Party's banking business, (v) held by any First Empire Party in a BONA FIDE fiduciary or depository capacity, or (vi) owned in the ordinary course of business by either (A) an investment company registered under the Investment Company Act of 1940, as amended, or (B) an investment account, in either case for which any First Empire Party acts as investment advisor."

         2. Section 13 of the Rights Agreement is hereby amended to add the following subsection (c) at the end thereof:

         "Notwithstanding any other provision of this Agreement, in accordance with the terms of the

         Merger Agreements, at the Effective Time (as defined in the Plan of Merger), the Common Stock will be converted into the consideration provided for in the Plan of Merger, and all Rights attached thereto shall simultaneously be extinguished with no additional consideration being paid on account thereof."

         3. Section 15 of the Rights Agreement is hereby modified and amended to add the following sentence at the end thereof:

         "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement in connection with any transactions contemplated by the Merger Agreements or the Stock Option Agreement."

         4. This Amendment shall be deemed to be in force and effective immediately prior to the execution and delivery of the Merger Agreements. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         5. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned thereto in the Rights Agreement.

         6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         7. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


ATTEST:                                ONBANCORP, INC.



By /s/ David M. Dembowski              By /s/ Robert J. Bennett
  ------------------------               ----------------------------
   Name: David M. Dembowski               Name:  Robert J. Bennett
   Title: Executive Vice                  Title: Chairman of The Board,
          President & Secretary                  President & Chief
                                                 Executive Officer

ATTEST:                                THE BANK OF NEW YORK


By /s/ Daniel Egan                     By /s/ John I. Sivertsen
  -----------------------                ----------------------------
   Name: Daniel Egan                      Name: John I. Sivertsen
   Title: Assistant Vice                  Title: Vice President
          President